Exhibit 99.2

Execution Version

SPONSOR VOTING AND SUPPORT AGREEMENT

This Sponsor Voting and Support Agreement (this “Agreement”) is made as of September 21, 2022, by and among (i) The Beneficient Company Group, L.P. (the “Company”), and (ii) the undersigned shareholder of Avalon Acquisition, Inc. (“Avalon”) set forth on the signature page hereto (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, the Company, Avalon, Beneficient Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub II”) have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”) pursuant to which (and subject to the terms and conditions set forth therein) (i) Merger Sub I will merge with and into Avalon, with Avalon continuing as the surviving entity (the “Avalon Merger”), and as a result of which, among other matters, (x) Avalon shall become a wholly-owned subsidiary of the Company and (y) each issued and outstanding share of Avalon Common Stock immediately prior to the Avalon Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive Company Class A Common Shares, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law, and (ii) following consummation of the Avalon Merger, the surviving company of the Avalon Merger will merge with and into Merger Sub II, with Merger Sub II surviving (the “LLC Merger” and, together with the Avalon Merger, the “Mergers”);

WHEREAS, as of the date hereof, Holder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the Avalon Common Stock set forth on the signature page of this Agreement which shares and any additional Avalon Shares (or any securities convertible into or exercisable or exchangeable for Avalon Shares) in which the applicable Shareholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Shares”);

WHEREAS, the board of directors of Avalon has (a) approved and declared advisable the Business Combination Agreement, the Transaction Agreements, the Mergers and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of Avalon and its shareholders (the “Avalon Shareholders”) and (c) recommended the approval and the adoption by each of Avalon Shareholders of the Business Combination Agreement, the Transaction Agreements, the Transactions and the other Avalon Stockholder Matters; and

WHEREAS, as a condition to the willingness of the Company to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by the Company to consummate the Transactions, the Company and Holder desire to enter into this Agreement in order for Holder to (i) provide certain assurances to the Company regarding the manner in which Holder is bound hereunder, in his/her/its capacity as a shareholder of Avalon, to vote the Shares during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Transaction Agreements and the Transactions and (ii) agree to amend the Avalon Private Warrants to waive Holder’s rights to receive the Company Series A Preferred Stock upon exercise of an Avalon Private Warrant unless such exercise is after the later of (x) 90 days after the Closing Date and (y) 30 days after the Company has an effective registration statement under the Securities Act with respect to the issuance of the Company Class A Common Shares upon exercise of the Public Warrants and the Private Placement Warrants (the “Conversion Date”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.       Covenant to Vote in Favor of Transactions. Holder unconditionally and irrevocably agrees, with respect to all of the Shares, during the Voting Period, the Holder will:

(a)       at each meeting of the Avalon Shareholders or any class or series thereof, and in each written consent or resolutions of any of the Avalon Shareholders in which Holder is entitled to vote or consent, be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (A) in favor of: (i) the adoption and approval of the Business Combination Agreement and the Transactions, (ii) the amendment and restatement of the Certificate of Incorporation in the form of the Avalon Organizational Documents; (iii) the approval of the adoption of the Omnibus Incentive Plan; (iv) to the extent required, the issuance of securities pursuant to the PIPE Investment and the Asset PIPE Financing; (v) the pre-approval of the Company’s ordinary course equity issuances in connection with financing the liquidity of alternative assets following consummation of the Mergers; and (vi) any other proposals that are reasonably necessary or desirable to consummate the Transactions, and (B) in opposition to: (i) any Business Combination Proposal and (ii) any other action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(b)       execute and deliver all related documentation and take such other action in support of the Mergers, the Business Combination Agreement, any Transaction Agreements and any of the Transactions as shall reasonably be requested by the Company in order to carry out the terms and provisions of this Section 1, including, without limitation, any applicable Transaction Agreements, and any consent, waiver, governmental filing, and any similar or related documents;

(c)       not deposit, and cause his/her/its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company in connection with the Business Combination Agreement, the Transaction Agreements and any of the Transactions; and

(d)       except as contemplated by the Business Combination Agreement or the Transaction Agreements, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that Avalon Shareholders vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the Company under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement).

2.       RESERVED.

3.       Other Covenants.

(a)       No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the written consent of the Company, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Shares; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Avalon Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. Each Holder agrees with, and covenants to, the Company that Holder shall not request that Avalon register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of the Company.

(b)       Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any shareholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law so long as, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c)       Changes to Shares. In the event of a share dividend or distribution, or any change in the share capital of Avalon by reason of any share dividend or distribution, share split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees, during the Voting Period, to notify the Company and Avalon promptly in writing of any changes in Holder’s ownership of Avalon securities.

(d)       Compliance with Business Combination Agreement. Holder agrees that, during the Voting Period, Holder will not take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect, except for transfers as permitted by, and in accordance with, Section 3(b) above.

(e)       Registration Statement. During the Voting Period, Holder agrees to provide to the Company and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by the Company or their respective Representatives for inclusion in Form S-4.

(f)       Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of Avalon and the Company, unless such information was already made available publicly by Avalon and the Company. Nothing herein shall (a) restrict Holder’s right to furnish or disclose to its limited partners, members or shareholders, any information with respect to the Transactions or the transactions contemplated herein or (b) grant Holder any right to disclose information which Holder is prohibited from disclosing pursuant to a non-disclosure agreement. Holder understands that, prior to the announcement by Avalon and the Company, the Business Combination Agreement and related agreements and the terms thereof constitute material non-public information and may not be used or disclosed by Holder. Holder hereby authorizes Avalon and the Company to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Transaction Agreements.

4.       Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows, except to the extent set forth in a schedule delivered by Holder to the Company prior to the execution by Holder of this Agreement:

(a)       Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability, partnership or other action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b)       Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or Avalon Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Company or Avalon pursuant to arrangements made by Holder. Except for the Shares and other securities of Avalon set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of Avalon, (ii) securities of Avalon having the right to vote on any matters on which the holders of equity securities of Avalon may vote or which are convertible into or exchangeable for, at any time, equity securities of Avalon or (iii) options, warrants or other rights to acquire from Avalon any equity securities or securities convertible into or exchangeable for equity securities of Avalon.

(c)       No Conflicts. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby, which, if required, has not been obtained prior to the date hereof. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d)       No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will Holder enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company hereby acknowledge that the Shares are subject to certain transfer restrictions and voting obligations (consistent with the obligations under this Agreement) under the letter agreement, dated October 5, 2021 (as it has been or may be amended, the “Inside Letter”), among Avalon and Holder.

5.       Amendment of Avalon Private Warrants. Effective at the closing of the Avalon Merger, Holder, as the holder of more than 50% of the Private Placement Warrants pursuant to Section 9.8 of that certain Warrant Agreement, dated October 5, 2021, by and between Avalon and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), hereby consents to an amendment to the Warrant Agreement providing that if the Private Placement Warrants (as defined in the Warrant Agreement) are exercised on or prior to the Conversion Date, upon exercise of a Private Placement Warrant, the holder shall only be entitled to receive Company Class A Common Shares and shall not be entitled to receive any Company Series A Preferred Stock, with the effect that the holder would only receive Company Series A Preferred Stock upon exercise of a Private Placement Warrant if such exercise occurred after the Conversion Date.

6.       Miscellaneous.

(a)       Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Company, Avalon or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Company and Holder, (ii) the Avalon Merger Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Avalon Merger Effective Time), (iii) the date of termination of the Business Combination Agreement in accordance with its terms, and (iv) at the election of Holder, any amendment to the Business Combination Agreement or any waiver of any provision of the Business Combination Agreement which amendment or waiver is adverse to Holder in a manner disproportionate to the other Avalon Shareholders as a whole and which has not been approved by the board of directors of Avalon. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s material breach of, or fraud committed in connection with, this Agreement prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 6(a) shall survive the termination of this Agreement.

(b)       Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except for transfers as permitted by, and in accordance with, Section 3(b) above, this Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c)       Third Parties. Aside from Avalon, which is an express third party beneficiary of Sections 1 and 2 hereof, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)       Governing Law; Jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 6(d).

(e)       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(E).

(f)       Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)       Capacity as an Avalon Shareholder. Holder signs this Agreement solely in Holder’s capacity as a shareholder of Avalon, and not in Holder’s capacity as a director, officer or employee of Avalon. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Avalon in the exercise of his or her fiduciary duties as a director or officer of Avalon or prevent or be construed to create any obligation on the part of any director or officer of Avalon from taking any action in his or her capacity as such director or officer.

(h)       Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company to:	with a copy (which will not constitute notice) to:

The Beneficient Company Group, L.P.	Haynes and Boone, LLP
325 N Saint Paul St., Suite 4850	2323 Victory Ave., Suite 700
Dallas, Texas 75201	Dallas, TX 75219
Attn: General Counsel	Attn: Matthew L. Fry
E-mail: LegalNotices@beneficient.com	E-mail: matt.fry@haynesboone.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to Venable LLP, 1270 Avenue of the Americas, 24th Floor, New York, NY 10020, Attn: William N. Haddad, Email: WNHaddad@Venable.com, and if not the party sending the notice, the Company (and its copies for notices hereunder).

(i)       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only, in the case of an amendment, with the written consent of the Company and Holder, or, in the case of a waiver, with the written consent of the party against whom the waiver is to be effective. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j)       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k)       Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and that the Company will not have adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l)       Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel, if applicable) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(m)       No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between Holder and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Avalon Shareholder entering into voting agreements with the Company. Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of Holder in and relating to the Shares of Holder shall remain vested in and belong to Holder, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Avalon or exercise any power or authority to direct Holder in the voting or disposition of any of the Shares, except as otherwise provided herein.

(n)       Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o)       Entire Agreement. This Agreement (together with the Business Combination Agreement and the Insider Letter to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Transaction Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Avalon or the Company or any of the obligations of Holder under any other agreement between Holder, Avalon or the Company or any certificate or instrument executed by Holder in favor of Avalon or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Avalon or the Company or any of the obligations of Holder under this Agreement.

(p)       Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(q)       Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company or Holder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby provided that such other person does not take or direct or cause Holder to take any action in contravention of Holder’s obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

Company:

THE BENEFICIENT COMPANY GROUP, L.P.

By:	/S/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President & Chief Legal Officer

Signature Page
to Sponsor Voting Agreement

HOLDER:

AVALON ACQUISITION HOLDINGS LLC

By:	/S/ S. Craig Cognetti
Name:	S. Craig Cognetti
Title:	CEO

Number and Type of Shares:

Avalon Class A Common Stock:	0
Avalon Class B Common Stock:	5,025,000
Avalon warrants or other convertible the Avalon securities:	8,100,000

Address for Notice:

Address:	2 Embarcadero Center
Seventh Floor

Facsimile No.:
Telephone No.:	212-916-7476
Email:	Ccognetti@grailpartners.com

Holder Signature Page
to Sponsor Voting Agreement